Exhibit 77D: Policies with respect to security investments

Morgan Stanley Focus Growth Fund

Morgan Stanley Focus Growth Fund made those changes to its investment strategies described in the supplement to its Statement of Additional Information filed via EDGAR with the Securities and Exchange Commission on October 1, 2012 (accession number 0001104659-12-066759) and incorporated by reference herein.